March 31, 2020

Business Conditions under COVID-19 Pandemic

Cohu

Cautionary Statement Regarding Forward Looking Statements

Use of Non-GAAP Financial Information:

This presentation includes non-GAAP financial measures, including non-GAAP Adjusted EBITDA. These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of acquired intangible assets including favorable/unfavorable lease adjustments, restructuring costs, manufacturing and sales transition and severance costs, acquisition-related costs and associated professional fees, fair value adjustment to contingent consideration, reduction of indemnification receivable, depreciation of purchase accounting adjustments to property, plant and equipment and purchase accounting inventory step-up included in cost of sales, any of which we are not able to predict at this time without unreasonable efforts due to their inherent uncertainty. As a result, we are unable to provide, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures. Non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. We believe that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity, and that such non-GAAP measures allow investors to evaluate Cohu's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements herein may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding business continuity during the COVID-19 pandemic; keeping factories open; supplier operations and supply chain; temporary cost reductions; estimated break-even EBITDA; market positioning and leadership in various market segments; and any other statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "anticipate," "plan," "likely," "believe," "estimate," "project," "intend," and other similar expressions among others. Statements that are not historical facts are forward-looking statements, are based on current beliefs and assumptions that are subject to risks and uncertainties, and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various risk factors, including, without limitation: Our future performance will depend on the duration and spread of the recent outbreak of the COVID-19 virus, as well as any future government restrictions placed on us, our customers or suppliers due to the outbreak, whether mandated or recommended. Our factories may be forced to close. Customers may experience significant losses or weak demand due to the COVID-19 outbreak and may terminate their existing contracts or postpone or ultimately cancel future planned orders and contracts due to those losses or weak demand. We may have more difficulty collecting receivables. Suppliers may fail to deliver critical components and there may not be alternate sources. Travel may be restricted to certain areas which may limit our ability to obtain new customers or jurisdictions, or to provide support services in those areas in which our customers are currently located. We may incur significant costs in retaining idle employees. We may experience a shortage of labor due to government restrictions, quarantine or prolonged illness within our own organization or at supplier or customer locations. We may face IT issues that prevent productive work from home efforts. As this is a constantly changing and fluid situation, the full impact of COVID-19 cannot be measured at this time and might not become apparent until sometime in the next few months and beyond. These and other risks and uncertainties are discussed in Cohu's filings with the SEC, including the most recently filed Form 10-K and Form 10-Q, and the other SEC filings made from time to time, which are available via the SEC's website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Operational Status and Business Update

- **Cohu remains open worldwide – manufacturing facilities, development sites and field offices with reduced staffing on-site and in compliance with local government restrictions**
  - Safeguarding the well-being of our employees; "work from home" for those who productively can
  - Maintaining business continuity for our customers during this unprecedented COVID-19 pandemic
  - Some disruption to our supply chain; key suppliers are open or are in process of reopening
- **Strong Q1 orders approaching highest since acquiring Xcerra on October 1, 2018 and driven by 5G technology transition and cloud / datacenter applications**
- **Cash balance ~$170M at end of March**; *Term Loan is "covenant lite" with no minimum coverage ratios or maximum leverage ratio requirements*
- **Implementing precautionary measures to maintain ample liquidity and financial flexibility ahead; temporary cost reductions starting in April 2020**
  - Reduced non-essential operating expenses and capital expenditures
  - Our Board of Directors have agreed to a 20% reduction to their cash compensation
  - The salary of our Chief Executive Officer will be reduced by 20% and other Named Executive Officers by 15%
  - Proportional reduction to all other employees' salaries worldwide
- **EBITDA break-even revenue of approximately $110M**
- **Well positioned in mobility, computing and network semiconductor & PCB test segments; maintaining leadership with customers supplying to automotive and industrial applications**

Cohu

FY19 End-Markets *(system only orders)*



18%
Automotive
- Active Safety
- Autonomous driving
- Consumerization of auto. electronics
- Electrification of drivetrains
- Wireless connectivity
- Infotainment



25%
Mobility
- App. processors (tablets, phones)
- Connectivity
- General RF devices
- FPD Drivers
- NFC
- PMIC
- Transition from 3G/4G to 5G standards



3%
IoT / IoV & Optoelectronics
- All sensor technologies
- Low energy connectivity
- LED



16%
Computing *(Data Center, Cloud & AI)*
- 100G / 400G data comms & processing network infrastructure
- ASIC & FPGA solutions
- Computing
- Data storage
- Graphic processors
- High-end processors



9%
Industrial & Medical
- Energy management
- General medical application ICs
- Remote security
- Smart grids



17%
Consumer
- Digital TVs
- Fitness wearables
- FPD drivers
- Gaming, GPU
- Set-top box
- Virtual & augmented reality
- Voice user interface technology



12%
PCB Manufacturing
- Multilayer PCBs
- High Density Interconnect
- Flex & Rigid Flex PCB
- IC Substrates